Exhibit 99.1

Restock Kroger Transformation Is Successfully Repositioning the Business to Create Sustainable Shareholder Value

Reconfirms 2020 Guidance on ID Sales without fuel, Adjusted FIFO

Operating Profit, Adjusted EPS and Adjusted Free Cashflow

Delivering Value for Customers, Associates,

Communities and Shareholders

Competitive Moats Are Growing in Strength and Relevance
as Customers Eat More Food at Home

CINCINNATI, October 27, 2020 -- The Kroger Co. (NYSE: KR) today will provide an update to investors on how its Restock Kroger framework has reinvented the company’s business model to deliver consistently strong and attractive total shareholder return of 8%-11% and create value for customers, associates and other stakeholders.

“Our associates remain relentlessly focused on our customers, who are at the center of everything we do,” said Rodney McMullen, Kroger’s chairman and chief executive officer. “Our customer obsession led us to make several strategic decisions three years ago to reinvent our business model to better serve our customers. We believed customers would continue to move to a seamless shopping platform that combined the best of physical and digital experiences. These choices and investments have positioned Kroger to more effectively respond to the pandemic. I could not be prouder of the way our people have pulled together with purpose to promote safety and support our customers and each other. We also share in the grief of so many whose loved ones lost their lives and livelihoods as a result of COVID-19.”

“Through the Restock Kroger framework and intensity around operational excellence, we are achieving cost savings of over $1 billion each year and are investing savings back into the business with an emphasis on the customer and associate experience. We are improving the customer experience by widening and deepening our competitive moats that include fresh, seamless, personalization and Our Brands. These moats are strong today and growing in relevance as customers eat more food at home. We are improving the associate experience by focusing on talent, culture and wage investments. We are living our purpose through our commitments to a world with Zero Hunger | Zero Waste and our framework for action to advance diversity, equity and inclusion in our business and communities.”

“We are creating shareholder value by executing our strategy. We have returned approximately $6.4 billion to shareholders via dividends and repurchased shares since the beginning of fiscal 2017. Kroger is growing market share and our Total Shareholder Return has outperformed the market and our peer group over the last 12 months. And we are incredibly excited for the future.”

Kroger reconfirmed its 2020 guidance on identical sales, adjusted FIFO operating profit, adjusted earnings per diluted share and adjusted free cashflow.

“Prior to the pandemic, Kroger’s early results in 2020 were strong and while the pandemic has clearly been a tailwind to our business, we’ve been very pleased with the underlying progress with all key components of our model, including sales and market share growth, cost savings initiatives and growth in alternative profit streams,” said Gary Millerchip, Kroger’s chief financial officer. “Based on the strength of our execution against our competitive moats, our food expertise, unparalleled data-insights and expected structural shifts to food consumption at home as a result of COVID-19, we believe Kroger is well positioned to continue to differentiate and grow in the future. One year on from announcing our Total Shareholder Return target, we are well positioned to deliver on this commitment.”

Capital Allocation Strategy

Kroger's capital allocation strategy is to use its adjusted free cash flow to invest in the business and drive profitable growth while also maintaining its current investment grade debt rating and returning capital to shareholders. The company actively balances the use of its adjusted free cash flow to achieve these goals.

On September 11, 2020, the Board of Directors authorized a $1 billion share repurchase program, replacing the prior authorization.

Earlier this year, Kroger increased the dividend by 13 percent, marking the 14th consecutive year of dividend increases.

2020 Guidance

	IDS (%)	EPS ($)	Operating Profit ($B)	Tax Rate**	Cap Ex ($B)	Adjusted FCF ($B)	Share Repurchases ($M)
Adjusted*	>13.0%	$3.20 - $3.30	$3.9 - $4.0	23%	$3.0-$3.4	$2.5-$2.7	$600-$1,000

*Without adjusted items, if applicable; Identical sales is without fuel; Operating profit represents FIFO Operating Profit. Kroger is unable to provide a full reconciliation of the GAAP and non-GAAP measures used in 2020 guidance without unreasonable effort because it is not possible to predict certain of our adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of our control and its unavailability could have a significant impact on 2020 GAAP financial results.

** This rate reflects typical tax adjustments and does not reflect changes to the rate from the completion of income tax audit examinations, which cannot be predicted.

About Kroger

At The Kroger Co. (NYSE: KR), we are Fresh for Everyone™ and dedicated to our Purpose: To Feed the Human Spirit®. We are, across our family of companies, nearly half a million associates who serve over 11 million customers daily through a seamless shopping experience under a variety of banner names. We are committed to creating #ZeroHungerZeroWaste communities by 2025. To learn more about us, visit our newsroom and investor relations site.

This press release contains certain statements that constitute "forward-looking statements" about the future performance of the company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. Such statements are indicated by words or phrases such as “believe,” “confidence,” “continue,” “future,” “guidance,” “positioned,” “strategy,” and “will.” Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in “Risk Factors” in our annual report on Form 10-K for our last fiscal year and any subsequent filings, as well as the following:

•	Kroger's ability to achieve sales, earnings, incremental FIFO operating profit, and adjusted free cash flow goals may be affected by: COVID-19 related factors, risks and challenges, including among others, the length of time that the pandemic continues, the temporary inability of customers to shop due to illness, quarantine, or other travel restrictions or financial hardship, shifts in demand away from discretionary or higher priced products to lower priced products, or stockpiling or similar pantry-filling activities, reduced workforces which may be caused by, but not limited to, the temporary inability of the workforce to work due to illness, quarantine, or government mandates, temporary store closures due to reduced workforces or government mandates, or the availability and efficacy of a vaccine; labor negotiations or disputes; changes in the types and numbers of businesses that compete with Kroger; pricing and promotional activities of existing and new competitors, including non-traditional competitors, and the aggressiveness of that competition; Kroger's response to these actions; the state of the economy, including interest rates, the inflationary and deflationary trends in certain commodities, changes in tariffs, and the unemployment rate; the effect that fuel costs have on consumer spending; volatility of fuel margins; changes in government-funded benefit programs and the extent and effectiveness of any COVID-19 stimulus packages; manufacturing commodity costs; diesel fuel costs related to Kroger's logistics operations; trends in consumer spending; the extent to which Kroger's customers exercise caution in their purchasing in response to economic conditions; the uncertainty of economic growth or recession; changes in inflation or deflation in product and operating costs; stock repurchases; Kroger's ability to retain pharmacy sales from third party payors; consolidation in the healthcare industry, including pharmacy benefit managers; Kroger's ability to negotiate modifications to multi-employer pension plans; natural disasters or adverse weather conditions; the effect of public health crises or other significant catastrophic events, including the coronavirus; the potential costs and risks associated with potential cyber-attacks or data security breaches; the success of Kroger's future growth plans; the ability to execute on Restock Kroger; and the successful integration of merged companies and new partnerships. Our ability to achieve these goals may also be affected by our ability to manage the factors identified above. Our ability to execute our financial strategy may be affected by our ability to generate cash flow.

•	Kroger's effective tax rate may differ from the expected rate due to changes in laws, the status of pending items with various taxing authorities, and the deductibility of certain expenses.

Kroger assumes no obligation to update the information contained herein. Please refer to Kroger's reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Note: Kroger's business update call with investors will broadcast live at 9 a.m. (ET) on October 27, 2020 at ir.kroger.com. An on-demand replay of the webcast will be available at approximately 1 p.m. (ET) on Tuesday, October 27, 2020.

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Contacts: Media: Kristal Howard (513) 762-1304; Investors: Rebekah Manis (513) 762-4969

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